EXHIBIT 3

POWER OF ATTORNEY

The undersigned, Michael R. Murphy, hereby appoints Robert M. McLennan his true and lawful attorney-in-fact and agent, with full power to execute and file with the United States Securities and Exchange Commission and any stock exchange or similar authority, for and on his behalf in any and all capacities, any and all reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934 and the rules thereunder on Schedule 13D or 13G, any and all amendments to such reports, with all exhibits, and any other forms or documents as may be necessary in connection with the filing of such reports with the United States Securities and Exchange Commission and any stock exchange or similar authority, granting unto said attorney full power and authority to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, as fully as the undersigned might or could do in person.

                This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact and agent.

                IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed this 24th day of August, 2006.

                                                                                                /s/ Michael R. Murphy

                                                                                                Michael R. Murphy

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

I, Kareema M. Cruz, a Notary Public in and for the County of Cook, State of Illinois, DO HEREBY CERTIFY that Daniel J. Donoghue, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, for the uses and purposes therein set forth.

                Given under my hand and notarial seal, this 24th day of August, 2006.

/s/ Kareema M. Cruz

Notary Public